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                                                                   EXHIBIT 10.27

                           MILLER EXPLORATION COMPANY

              EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS


                                   SECTION 1

                       Establishment and Purpose of Plan

     The Company hereby establishes the Equity Compensation Plan for Non-Employee Directors (the "Plan") for its non-employee directors. The purposes of the Plan are to provide an opportunity and means by which non-employee directors can increase their financial interest in the Company, and thereby increase their personal interest in the Company's continued success, through the payment of directors' fees in Company Common Stock.


                                   SECTION 2

                                  Definitions

     The following words have the following meanings unless a different meaning is plainly required by the context:

     2.1 "Award" means the award of Common Stock to a Participant under the Plan.

     2.2 "Committee" means a committee designated by the Board of Directors of the Company to administer the Plan or, if no committee is designated, the Board of Directors.

     2.3  "Common Stock" means the Common Stock of the Company, $.01 par value.

     2.4 "Company" means Miller Exploration Company, a Delaware corporation, and its subsidiaries.

     2.5 "Director's Fee" means the amount of income payable to a Participant for service as a director for a fiscal year, including without limitation payments for attendance at meetings of the Board of Directors or meetings of committees of the Board of Directors, and any retainer fee paid to members of the Board of Directors, but excluding reimbursement of costs.

     2.6 "Market Value" of any security on any given date means if the security is listed for trading on The Nasdaq Market or one or more national securities exchanges, the last reported sales price on the date in question, or if such security shall not have been traded on such principal exchange on such date, the last reported sales price on the first day prior thereto on which such security was so traded.

     2.7 "Non-Employee Director" shall mean a director of the Company who is not employed by the Company or its subsidiaries.
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     2.8  "Participant" means the Non-Employee Directors of the Company who are granted Awards under the Plan.


                                   SECTION 3

                                 Administration

     3.1  Power and Authority.  The Committee shall administer the Plan.
Except as limited in this Plan, the Committee shall have full power and authority to interpret the provisions of the Plan and Awards granted under the Plan, to supervise the administration of the Plan and Awards granted under the Plan and to make all other determinations considered necessary or advisable under the Plan. All determinations, interpretations, and selections made by the Committee regarding the Plan shall be final and conclusive. The Committee may delegate recordkeeping, calculation, payment, and other ministerial administrative functions to individuals designated by the Committee, who may be employees of the Company.

     3.2 Awards to Participants. In accordance with and subject to the provisions of the Plan, the Committee shall have the authority to determine all provisions of Awards as the Committee may deem necessary or desirable and as are consistent with the terms of the Plan, including the authority to determine whether and when Awards will be granted, the persons to be granted Awards, and the amount of Awards to be granted to each person. Awards shall be awarded by the Committee, and Awards may be amended by the Committee consistent with the Plan, provided that no such amendment may become effective without the consent of the Participant, except to the extent that the amendment benefits the Participant.

     3.3 Indemnification of Committee Members. Neither any member or former member of the Committee nor any individual to whom authority is or has been delegated shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company from and against any cost, liability, or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan. Each such person shall be justified in relying on information furnished in connection with the Plan's administration by any appropriate person or persons.


                                   SECTION 4

                           Shares Subject to the Plan

     4.1 Number of Shares. Subject to adjustment as provided in Section 4.2, a maximum of 120,000 shares of Common Stock shall be available for Awards under the Plan. Such shares may be authorized but unissued shares.

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     4.2  Adjustments.  If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares, or any other change in the corporate structure or shares of the Company, the aggregate number and class of shares available for Awards under the Plan shall be appropriately adjusted. No fractional shares shall be issued pursuant to the Plan, and any fractional shares resulting from adjustments shall be eliminated from the respective Award, with an appropriate cash adjustment for the value of any Awards eliminated.


                                   SECTION 5

                                     Awards

     5.1 Grant. Subject to adjustments provided in Section 4.2, the Committee, in its discretion, may determine to compensate a Participant for the Participant's Director's Fee in shares of Common Stock rather than cash.

     5.2 Determination of Number of Shares. If the Committee determines to compensate a Participant in shares of Common Stock rather than cash, the number of shares of Common Stock (rounded to the nearest whole share) to be awarded to a Participant shall be calculated by dividing the dollar amount of a Participant's Director's Fee for a fiscal year by the Market Value of the Common Stock on the day before the payment date.

     5.3 Time of Payment by the Company. If a Participant is compensated for the Participant's Director's Fee in shares of Common Stock rather than cash pursuant to an Award hereunder, the Company shall distribute or cause to be distributed to a Participant the number of shares of Common Stock as calculated in Section 5.2 on or before the 45th day after the end of the Company's fiscal year in which the Director's Fees are earned. The time of payment may be amended before or after an Award (a) by the Committee in its sole discretion, if the terms of such amendment benefits the Participant, or (b) in all other cases, by the Committee with the consent of the Participant.


                                   SECTION 6

                               General Provisions

     6.1 No Rights to Awards. No Participant or other person shall have any claim to be granted any Award, and there is no obligation of uniformity of treatment of Participants. The terms and conditions of the Awards of the same type and the determination of the Committee to grant a waiver or modification of any Award and the terms and conditions thereof need not be the same with respect to each Participant.

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     6.2  Compliance With Laws; Listing and Registration of Shares.  All
issuances of Common Stock under the Plan shall be subject to applicable laws, rules, and regulations, and to the requirement that if at any time the Committee determines, in its sole discretion, that the listing, registration, or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue of shares thereunder, such Award may not be granted in whole or in part, unless and until such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     6.3 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, including the grant of options and other stock-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.

     6.4 No Right to Directorship. The grant of an Award shall not be construed as giving a Participant the right to be retained in the directorship of the Company.

     6.5 Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

     6.6 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     6.7 Unfunded Plan. This Plan shall be an unfunded plan within the meaning of the Internal Revenue Code of 1986, as amended. Benefits provided in the Plan constitute only an unsecured contractual promise to pay in accordance with the terms of the Plan by the Company.


                                   SECTION 7

                    Effective Date and Duration of the Plan

     This Plan stall take effect December 7, 1998, which is the effective date of approval by the Board of Directors, provided that, if required by applicable law, rule or regulation or by the listing standards of any securities exchange or quotation service, an Award granted before stockholder approval shall be subject to approval of the Plan by the Company's stockholders at a regular or special meeting. Unless earlier terminated by the Board of Directors, no Award shall be granted under this Plan after December 6, 2008.

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                                   SECTION 8

                           Termination and Amendment


     The Board may terminate the Plan at any time, or may from time to time amend the Plan, provided that no such amendment may impair any outstanding Award without the consent of the Participant. No termination, amendment, or modification of the Plan shall become effective with respect to any Award previously granted under the Plan without the prior written consent of the Participant holding such Award unless such amendment or modification benefits the Participant.











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